Exhibit 99.1

ROYAL CARIBBEAN ANNOUNCES VOLUNTARY SUSPENSION OF CRUISING

MIAMI, March 13, 2020 – Today Royal Caribbean Cruises Ltd. announced that it is suspending cruising in the United States for 30 days.

We understand the gravity of the public health crisis confronting the country. And this is our part to play. So, beginning at midnight tonight, we are pausing the fleet’s U.S. sailings for 30 days.

We are reaching out to our guests to help them work through this disruption to their vacations, and we are truly sorry for their inconvenience. We are also communicating with our crew to work out the issues this decision presents for them. We know this adds great stress to our guests, employees and crew, and we are working to minimize the disruption.

Cruises that depart U.S. ports before midnight tonight and international cruises will operate their scheduled itineraries. U.S. ships already at sea will finish their itineraries as planned.

Our business is providing great vacations and creating great memories. We look forward to getting back to work as soon as we can.

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